EXHIBIT 10.6




                                  MASTER TRUST

                                    UNDER THE

                            HOMESTAKE MINING COMPANY

                           DEFERRED COMPENSATION PLANS







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                                TABLE OF CONTENTS

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                                                                                                             Page



ARTICLE I          -  ESTABLISHMENT OF TRUST................................................................   1

ARTICLE II         -  PAYMENTS TO PLAN PARTICIPANTS AND THEIR
                      BENEFICIARIES.........................................................................   2

ARTICLE III        -  TRUSTEE RESPONSIBILITY REGARDING PAYMENTS
                      TO TRUST BENEFICIARY WHEN THE COMPANY IS
                      INSOLVENT.............................................................................   3

ARTICLE IV         -  PAYMENTS TO THE COMPANY...............................................................   5

ARTICLE V          -  INVESTMENT AUTHORITY..................................................................   5

ARTICLE VI         -  DISPOSITION OF INCOME.................................................................   8

ARTICLE VII        -  ACCOUNTING BY TRUSTEE.................................................................   8

ARTICLE VIII       -  RESPONSIBILITY OF TRUSTEE.............................................................   9

ARTICLE IX         -  COMPENSATION AND EXPENSES OF TRUSTEE..................................................  10

ARTICLE X          -  RESIGNATION AND REMOVAL OF TRUSTEE....................................................  10

ARTICLE XI         -  APPOINTMENT OF SUCCESSOR..............................................................  11

ARTICLE XII        -  AMENDMENT OR TERMINATION..............................................................  11

ARTICLE XIII       -  MISCELLANEOUS.........................................................................  12

ARTICLE XIV        -  EFFECTIVE DATE........................................................................  14

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                                  MASTER TRUST
                                    UNDER THE
                            HOMESTAKE MINING COMPANY
                           DEFERRED COMPENSATION PLANS

                  This Agreement made this 5th day of December, 1995, by and between Homestake Mining Company (the "Company") and Wells Fargo Bank, N.A. (the "Trustee");

                  WHEREAS, the Company has adopted the nonqualified deferred compensation plans listed in Appendix A (collectively, the "Plans").

                  WHEREAS, the Company and those subsidiaries (as defined in Section 424(f) of the Internal Revenue Code), if any, that participate in the Plans, (the "Subsidiaries") have incurred or expect to incur liability under the terms of the Plans with respect to the individuals participating in the Plans;

                  WHEREAS, the Company wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's or Subsidiaries' creditors in the event the Company or a Subsidiary becomes Insolvent, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plans;

                  WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

                  WHEREAS,   it  is  the   intention  of  the  Company  to  make
contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;

                  NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                                    ARTICLE I

                             ESTABLISHMENT OF TRUST

                  1.01 The Company hereby deposits with Trustee in trust One Hundred Dollars ($100), which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

                  1.02 The Trust hereby established shall be irrevocable; provided, however, the Company may revoke the Trust if, prior to a Change in Control, either the Internal Revenue Code, or the interpretation of the Internal Revenue Code by the Internal Revenue Service, as publicly announced in the Internal Revenue Bulletin, is changed to permit, without current taxation to participants, the creation of a trust fund (the "Trust Fund") to pay benefits under the Plans with assets that are no longer subject to the claims of the Company's creditors.

                  1.03 The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

                  1.04 The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and the Subsidiaries and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company or a Subsidiary. Any assets held by the Trust will be subject to the claims of the Company's or a Subsidiary's general creditors under federal and state law in the event the Company or a Subsidiary becomes Insolvent.

                  1.05 The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

                                   ARTICLE II

                          PAYMENTS TO PLAN PARTICIPANTS
                             AND THEIR BENEFICIARIES


                  2.01 Concurrent with the establishment of this Trust, the Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each participant (and his or her beneficiaries) on a Plan by Plan basis, provides a formula or formulas or other instructions acceptable to the Trustee for determining the amounts so payable, specifies the form in which such amount is to be paid (as provided for or available under the applicable Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Payment Schedule shall be updated from time to time as is necessary.

                  2.02 Prior to a Change in Control, the entitlement of a participant or his or her beneficiaries to benefits under the Plans shall be determined by the Company or such party as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans. After a Change in Control, the entitlement of a participant or his or her beneficiaries to benefits under the Plans shall be determined by the

Trustee, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.

                  2.03 The Company or a Subsidiary may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plans. The Company shall notify the Trustee of the decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. If the principal of the Trust, and any earnings thereon, are not sufficient, determined on a Plan by Plan basis, to make payments of benefits in accordance with the terms of the Plans, the Company and the Subsidiaries shall make the balance of each such payment as it falls due. The Trustee shall notify the Company and the Subsidiaries when principal and earnings are not sufficient.

                  2.04 Notwithstanding anything contained in this Trust Agreement to the contrary, if at any time prior to the occurrence of an event described in Section 1.02, the Trust is finally determined by the IRS not to be a "grantor trust" with the result that the income of the Trust Fund is not treated as income of the Company or the Subsidiaries pursuant to Sections 671 through 679 of the Internal Revenue Code of 1986, as amended, or if a tax is finally determined by the IRS to be payable by one or more participants or beneficiaries with respect to any interest in the Plans or the Trust Fund prior to payment of such interest to such participant or beneficiary, then the Trust shall immediately terminate, the Trustee shall immediately determine each participant's share of the Trust Fund in accordance with the Plans, and the Trustee shall immediately distribute such share in a lump sum to each participant or beneficiary entitled thereto, regardless of whether such participant's employment has terminated and regardless of form and time of payments specified in or pursuant to the Plans. Any remaining assets (less any expenses or costs due under Article IX) shall then be paid by the Trustee to the Company and the Subsidiaries in such amounts, and in the manner instructed by the Company. Prior to a Change in Control, the Trustee shall rely solely on the directions of the Company with respect to the occurrence of the foregoing events and the resulting distributions to be made, and the Trustee shall not be responsible for any failure to act in the absence of such direction.

                  2.05 The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company and the Subsidiaries.

                  2.06 Prior to a Change in Control, payments by the Trustee shall be delivered or mailed to addresses supplied by the Company and the Trustee's obligation to make such payments shall be satisfied upon such delivery or mailing. Prior to a Change in Control, the Trustee shall have no obligation to determine the identity of persons entitled to benefits or their mailing addresses. After a Change in Control, the Trustee shall have such obligations.


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                                   ARTICLE III


                    TRUSTEE RESPONSIBILITY REGARDING PAYMENTS
               TO TRUST BENEFICIARY WHEN THE COMPANY IS INSOLVENT

                  3.01 If the Company or any Subsidiary is Insolvent (the "Insolvent Entity"), the Trustee shall cease payment of benefits to any Plan participant or a participant's beneficiaries to the extent that the benefits are attributable, under the Plans, to the participant's employment by the Insolvent Entity. The Insolvent Entity shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the entity is unable to pay its debts as they become due, or (ii) the entity is subject to a pending proceeding as a debtor under the United States Bankruptcy Code. For purposes of this Section, if an entity is determined to be Insolvent, each Subsidiary in which such entity has an equity interest shall also be deemed to be an Insolvent Entity. However, the insolvency of a Subsidiary will not cause a parent corporation to be deemed Insolvent.

                  3.02 At all times during the continuance of this Trust, as provided in Section 1(d), the principal and income of the Trust shall be subject to claims of general creditors of the Company and its Subsidiaries under federal and state law only as set forth below.

               (a) The Board of Directors (the "Board") and the president of the Company shall have the duty to inform the Trustee in writing of the Company's or any Subsidiary's Insolvency. If a person claiming to be a creditor of the Company or any Subsidiary alleges in writing to the Trustee that the Company or any Subsidiary has become Insolvent, the Trustee shall determine whether the Company or any Subsidiary is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to the Insolvent Entity's participants or their beneficiaries.

               (b) Unless the Trustee has actual knowledge of the Company's or a Subsidiary's Insolvency, or has received notice from the Company, a Subsidiary, or a person claiming to be a creditor alleging that the Company or a Subsidiary is Insolvent, the Trustee shall have no duty to inquire whether the Company or any Subsidiary is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's or any Subsidiary's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's or any Subsidiary's solvency. In this regard, the Trustee may rely upon a letter from the Company's or a Subsidiary's auditors as to the Company's or any Subsidiary's financial status.

               (c) If, in accordance with Section 3.01, the Trustee has discontinued payment of any benefits because of the Insolvency of the Company or a Subsidiary, the Trustee shall hold the portion of the assets of the Trust allocable to the Insolvent Entity for the benefit of the Insolvent Entity's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of participants or their beneficiaries to pursue their rights as general creditors of the Insolvent Entity with respect to benefits due under the Plans or otherwise.

               (d) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Article II only after Trustee has determined that the Company or Subsidiary, as the case may be, is not Insolvent (or is no longer Insolvent).


                  3.03 Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3.01 and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to participants or their beneficiaries by the Company or any Subsidiary in lieu of the payments provided for hereunder during any such period of discontinuance. Prior to a Change in Control, the Company shall instruct the Trustee as to such amounts, and after a Change in Control, the Trustee shall determine such amounts in accordance with the terms and provisions of the Plans.

                                   ARTICLE IV

                             PAYMENTS TO THE COMPANY

                  Except as specifically provided in this Trust, prior to the occurrence of one or more of the events described in Section 1.02, the Company shall have no right or power to direct Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plans.

                                    ARTICLE V

                              INVESTMENT AUTHORITY

                  5.01 Except as provided in Section 5.02, the Company or its authorized agent shall provide the Trustee with all investment instructions. The Trustee shall neither affect nor change investments of the Trust Fund, except as directed in writing by the Company, and shall have no right, duty or responsibility to recommend investments or investment changes; provided, that the Trustee may (i) deposit cash on hand from time to time in any bank savings account, certificate of deposit, or other instrument creating a deposit liability for a bank, including the Trustee's own banking department if the Trustee is a bank, without such prior direction, or (ii) invest in government securities, bonds with specific ratings, or stock of "Fortune 500" companies, all within broad investment guidelines established by the Company from time to time.

                  5.02 In the event of a Change in Control, the authority of the Company to direct investments of the Trust Fund shall cease and the Trustee shall have complete authority to direct investments of the Trust Fund. The president of the Company shall notify the Trustee in writing when a Change in Control has occurred. The Trustee has no duty to inquire whether a Change in Control has occurred and may rely on notification by the president of the Company of a Change in Control; provided, however, that if any officer, former officer, director or former director of the Company or any Subsidiary (other than the president of the Company), or any Participant notifies the Trustee that there has been or there may be a Change in Control, the Trustee shall have the duty to satisfy itself as to whether a Change in Control has in fact occurred. The Company and the Subsidiaries shall indemnify and hold harmless the Trustee for any damages or costs (including attorneys' fees) that may be incurred because of reliance on the president's notice or lack thereof.

                  5.03 Subject to Section 5.01, the Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein, and all rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Participants. The Trustee shall have full power and authority to invest and reinvest the Trust Fund in any investment permitted by law, exercising the judgment and care that persons of prudence, discretion and intelligence would exercise under the circumstances then prevailing, considering the probable income and safety of their capital, including, without limiting the generality of the foregoing, the power:

               (a) To invest and reinvest the Trust Fund, together with the income therefrom, in common stock, preferred stock, convertible preferred stock, mutual funds (including mutual funds affiliated with the Trustee), bonds, debentures, convertible debentures and bonds, mortgages, notes, time certificates of deposit, commercial paper and other evidences of indebtedness (including those issued by the Trustee or any of its affiliates), other securities, policies of life insurance, annuity contracts, options to buy or sell securities or other assets, and other property of any kind (personal, real, or mixed, and tangible or intangible); provided, however, that in no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company or the Subsidiaries, other than a de minimis amount held in common investment vehicles in which the Trustee invests;

               (b) To deposit or invest all or any part of the assets of the Trust Fund in savings accounts or certificates of deposit or other deposits which bear a reasonable interest rate in a bank, including the commercial department of the Trustee, if such bank is supervised by the United States or any State;

               (c) To hold, manage, improve, repair and control all property, real or personal, forming part of the Trust Fund and to sell, convey, transfer, exchange, partition, lease for any term, even extending beyond the duration of this Trust, and otherwise dispose of the same from time to time in such manner, for such consideration, and upon such terms and conditions as the Trustee shall determine;

               (d) To have, respecting securities, all the rights, powers and privileges of an owner, including the power to give proxies, pay assessments and other sums deemed by the Trustee to be necessary for the protection of the Trust Fund, to vote any corporate stock either in person or by proxy, with or without power of substitution, for any purpose; to participate in voting trusts, pooling agreements, foreclosures, reorganizations, consolidations, mergers and liquidations, and in connection therewith to deposit securities with and transfer title to any protective or other committee under such terms as the Trustee may deem advisable; to exercise or sell stock subscriptions or conversion rights; and, regardless of any limitation elsewhere in this instrument relative to investment by the Trustee, to accept and retain as an investment any securities or other property received through the exercise of any of the foregoing powers;

               (e) To hold in cash, without liability for interest, such portion of the Trust Fund which, in its discretion, shall be reasonable under the circumstances, pending investments, or payment of expenses, or the distribution of benefits;

               (f) To take such actions as may be necessary or desirable to protect the Trust Fund from loss due to the default on mortgages held in the Trust including the appointment of agents or trustees in such other jurisdictions as may seem desirable, to transfer property to such agents or trustees, to grant such powers as are necessary or desirable to protect the Trust or its assets, to direct such agents or trustees, or to delegate such power to direct, and to remove such agents or trustees;

               (g) To employ such agents including custodians and counsel as may be reasonably necessary and to pay them reasonable compensation; to settle, compromise or abandon all claims and demands in favor of or against the Trust assets;

               (h) To cause title to property of the Trust to be issued, held or registered in the individual name of the Trustee, or in the name of its nominee(s) or agents, or in such form that title will pass by delivery;

               (i) To exercise all of the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under the laws of the State of California, so that the powers conferred upon the Trustee herein shall not be in limitation of any authority conferred by law, but shall be in addition thereto;

               (j) To borrow money from any source (including the Trustee) and to execute promissory notes, mortgages or other obligations and to pledge or mortgage any Trust assets as security;

               (k) To lend certificates representing stocks, bonds, or other securities to any brokerage or other firm selected by the Trustee;

               (l) To institute, compromise and defend actions and proceedings; to pay or contest any claim; to settle a claim by or against the Trustee by compromise, arbitration, or otherwise; to release, in whole or in part, any claim belonging to the Trust to the extent that the claim is uncollectible;

               (m) To use securities depositories or custodians and to allow such securities as may be held by a depository or custodian to be registered in the name of such depository or its nominee or in the name of such custodian or its nominee;

               (n) To invest the Trust Fund from time to time in one or more investment funds, which funds shall be registered under the Investment Company Act of 1940; and

               (o) To do all other acts necessary or desirable for the proper administration of the Trust Fund, as if the Trustee were the absolute owner thereof. However, nothing in this section shall be construed to mean the Trustee assumes any responsibility for the performance of any investment made by the Trustee in its capacity as trustee under the operations of this Trust Agreement.

                  5.04 Voting or other rights in securities shall be exercised by the person or entity responsible for directing such investments, and the Trustee shall have no duty to exercise voting or proxy or other rights relating to any investment managed or directed by the Company. If any foreign securities are purchased pursuant to the direction of the Company, it shall be the responsibility of the person or entity responsible for directing such investments to advise the Trustee in writing of any laws or regulations, either foreign or domestic, that apply to such foreign securities or to the receipt of dividends or interest on such securities.

                  5.05 The Company shall have the right at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

                                   ARTICLE VI

                              DISPOSITION OF INCOME

                  During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested; provided that, if the Company requests, a portion of the income equal to the taxes payable by the Company with respect to the income of the Trust shall be returned to the Company.

                                   ARTICLE VII

                              ACCOUNTING BY TRUSTEE

                  7.01 The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 90 days following the close of each calendar year and within 90 days after the removal or resignation of Trustee, Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased or sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. The account shall be deemed correct upon receipt by the Trustee of the Company's written approval of the account or upon the passage of ninety (90) days from the date the account was mailed by the

Trustee to the Company, except for objections raised by the Company within such ninety (90) day period.

                  7.02 The assets of the Trust Fund shall be valued at their respective fair market values on the date of valuation, as determined by the Trustee based upon such sources of information as it may deem reliable, including, but not limited to, stock market quotations, statistical valuation services, newspapers of general circulation, financial publications, advice from investment counselors, brokerage firms or insurance companies, or any combination of sources. Prior to a Change in Control, the Company shall instruct the Trustee as to the value of assets for which market values are not readily obtainable by the Trustee. If the Company fails to provide such values, the Trustee may take whatever action it deems reasonable, including employment of attorneys, appraisers, life insurance companies or other professionals, the expense of which shall be an expense of administration of the Trust Fund and payable by the Company and the Subsidiaries. The Trustee may rely upon information from the Company and the Subsidiaries, appraisers or other sources and shall not incur any liability for an inaccurate valuation based in good faith upon such information.

                                  ARTICLE VIII

                            RESPONSIBILITY OF TRUSTEE

                  8.01 Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plans or this Trust and is given in writing by the Company. When giving directions or requests to the Trustee, the Company shall represent that the directions or requests are consistent with the Company's interpretation of the Plans. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

                  8.02 If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

                  8.03 The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

                  8.04 The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder. No less often than quarterly, the Company shall reimburse the Trustee for

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

the reasonable actual costs incurred in hiring such agents, accountants, actuaries, investment advisors, financial consultants or other professionals in connection with the Trustee's management of any life insurance contracts owned by the Trust.

                  8.05 The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

                  8.06 However, notwithstanding the provisions of Section 8.05, the Trustee may loan to the Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

                  8.07 Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

                                   ARTICLE IX

                      COMPENSATION AND EXPENSES OF TRUSTEE

                 9.01 The Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

                 9.02 The Company shall indemnify and hold harmless the Trustee, its officers, employees, and agents from and against all liabilities, losses, and claims (including reasonable attorney's fees and costs of defense) to the extent that (i) such liabilities, losses and claims are asserted by anyone other than the Company or the Trustee, and (ii) do not result, directly or indirectly, from the Trustee's breach of this Trust agreement, breach of fiduciary duty, negligence, gross negligence or willful misconduct.

                                    ARTICLE X

                       RESIGNATION AND REMOVAL OF TRUSTEE

               10.01 The Trustee may resign at any time by written notice to the Company, which shall be effective 60 days after receipt of such notice unless the Company and the Trustee agree otherwise.

               10.02 Trustee may be removed by Company on 60 days notice or upon shorter notice accepted by Trustee.

               10.03 Upon a Change of Control, as defined herein, Trustee may not be removed by Company for 3 years, except for gross negligence or willful misconduct.

               10.04 If Trustee resigns within 3 years of a Change of Control, as defined herein, Trustee shall select a successor Trustee in accordance with the provisions of Section 11.02 prior to the effective date of Trustee's resignation or removal.

               10.05 Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 90 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

               10.06 If Trustee resigns or is removed, a successor shall be appointed, in accordance with Article XI, by the effective date of resignation or removal under Sections 10.01 or 10.02. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

                                   ARTICLE XI

                            APPOINTMENT OF SUCCESSOR

               11.01 If Trustee resigns or is removed in accordance with Sections 10.01 or 10.02, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

               11.02 If Trustee  resigns  pursuant to the  provisions of Section
10.04 and selects a successor Trustee, Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

               11.03 The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

                                   ARTICLE XII

                            AMENDMENT OR TERMINATION

                  12.01 This Trust Agreement may be amended by a written instrument executed by Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable except in accordance with Section 1.02. When the Company proposes any amendment to the Trust, the Company shall also represent that the proposed amendment is consistent with the Company's interpretation of the Plans.

                  12.02 The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans unless sooner revoked in accordance with
Section 1.02. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

                  12.03 Notwithstanding Section 1.02, at any time, upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plans, the Company may terminate this Trust prior to the time all benefit payments under the Plans have been made. All assets in the Trust at termination shall be returned to the Company.

                                  ARTICLE XIII

                                  MISCELLANEOUS

                  13.01 Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

                  13.02 Except to the extent, if any, preempted by ERISA, this Trust Agreement shall be governed by and construed in accordance with the internal laws of the State of California. Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

                  13.03 For purposes of this Trust, Change of Control shall mean: (a) the Company is a party to a merger or combination under the terms of which less than 75% of the shares in the resulting company are owned by the shareholders of the Company immediately preceding such event; or (b) at least 75% in fair market value of the Company's assets are sold; or (c) at least 25% in voting power in election of directors of the Company's capital stock is acquired by any one person or group as that term is used in Rule 13d-5 under the Securities Exchange Act of 1934.

                  13.04 Despite any other provision of this Trust Agreement that may be construed to the contrary, following a Change in Control, all powers of the Committee, the Company and the Board to direct the Trustee under this Trust Agreement shall terminate, and the Trustee shall act on its own discretion to carry out the terms of this Trust Agreement in accordance with the Plans and this Trust Agreement.

                  13.05 The Company and the Subsidiaries shall from time to time pay taxes of any and all kinds whatsoever that at any time are lawfully levied or assessed upon or become payable in respect of the Trust Fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent that any taxes lawfully levied or assessed upon the Trust Fund are not paid by the Company and the Subsidiaries, the Trustee shall have the power to pay such taxes out of the Trust Fund and shall seek reimbursement from the Company and the Subsidiaries. Prior to making any payment, the Trustee may require such releases or other documents from any lawful taxing authority as it shall deem necessary. The Trustee shall contest the validity of taxes in any manner deemed appropriate by the Company or its counsel, but at the Company's and the Subsidiaries' expense, and only if it has received an indemnity bond or other security satisfactory to it to pay any such expenses. Prior to a Change in Control, the Trustee (i) shall not be liable for any nonpayment of tax when it distributes an interest hereunder on directions from the Company, and (ii) shall have no obligation to prepare or file any tax return on behalf of the Trust Fund, any such return being the sole responsibility of the Company. The Trustee shall cooperate with the Company in connection with the preparation and filing of any such return.

                  13.06 Benefits payable to participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

                  13.07 The Trust and the Plans are parts of a single, integrated employee benefit plan system and shall be construed together. In the event of any conflict between the terms of this Trust Agreement and the agreements that constitute the Plans, such conflict shall be resolved in favor of this Trust Agreement.

                  13.08 Actions by the Company shall be by its Board, an authorized committee of the Board, or a duly authorized officer, with such actions certified to the Trustee by an appropriately certified copy of the action taken. The Trustee shall be protected in acting upon any such notice, resolution, order, certificate or other communication believed by it to be genuine and to have been signed by the proper party or parties.

                  13.09 This Trust Agreement shall be binding upon and inure to the benefit of the Company, the Subsidiaries and the Trustee and their respective successors and assigns.

                  13.10 This Trust Agreement may be executed in an original and any number of counterparts, each of which shall be deemed to be an original of one and the same instrument.

                  13.11 The Company and the Subsidiaries are the true beneficiaries hereunder in that the payment of benefits, directly or indirectly to or for a participant or beneficiary by the Trustee, is in satisfaction of the Company's and the Subsidiaries' liability therefor under the Plans.

Nothing in this Trust Agreement shall establish any beneficial interest in any person other than the Company and the Subsidiaries.

                                   ARTICLE XIV

                                 EFFECTIVE DATE

                  The effective date of this Trust Agreement shall be December 5, 1995.

                  IN WITNESS WHEREOF the Company and the Trustee have signed this Trust Agreement as of the date first written above.



TRUSTEE:                                  THE COMPANY:

WELLS FARGO BANK, N.A.                    HOMESTAKE MINING COMPANY


By:___________________                    By:_____________________
Title:________________                    Title:__________________






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



                                   APPENDIX A

Deferred Compensation Plan

Supplemental Retirement Plan

Executive Supplemental Retirement Plan

Special Retirement Plan

Supplemental Retirement Agreements for Felmont Oil Employees

Employment Agreement with Harry M. Conger dated July 16, 1982, as amended.

Split Dollar Insurance Plan





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